UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

AUSTIN ACQUISITIONS,  INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54228	27-3768248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
78703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 750-5844

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

Item 8.01. Other Events.

On May 23, 2011, Austin Acquisitions, Inc. (the “Registrant”), entered into a letter of intent with DBS Distributors, Inc., a Delaware corporation (“DBS”), a majority of the outstanding shares of capital stock of which are owned by Cary Lee Peterson , whereby DBS agreed to purchase each outstanding shares of the Registrant’s common stock and any other outstanding securities of the Registrant on an as converted basis for a price of $0.40 per share (“Letter of Intent”).  The Letter of Intent is subject to numerous conditions, including:

•
The negotiation and execution by the parties a definitive purchase agreement by July 22, 2011on terms and conditions satisfactory to all parties, including a provision pursuant to which the current shareholders of the Registrant agree to indemnify DBS against all liabilities in connection with its business prior to the closing;

•	The approval of any government agencies or regulatory bodies;
•	The completion of satisfactory due diligence by DBS;
•	DBS shall have deposited the sum of $400,000 into escrow by June 13, 2011; and
•	The parties shall have entered into and closed a definitive purchase agreement.

The Letter of Intent provides that the parties shall maintain the confidentiality of all information exchanged between them and shall be prohibited from competing against each other during the term of the Letter of Intent.

The Letter of Intent may be terminated:

•	by mutual consent of the parties;
•	upon written notice by any party to the other if the acquisition is not closed within 60 days after the execution of the Letter of Intent;
•	by either party upon a default of the Letter of Intent; or
•	by either party, in its sole discretion, if the results of due diligence are not satisfactory in any respect.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K

Exhibit No.	Description
99.1	Letter of Intent dated May 23, 2011 between the Registrant and DBS Distributors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSTIN ACQUISITIONS, INC.

Date: May 24, 2011	By:	/s/ Jonathan Patton.
	Title:	Jonathan Patton, President